Exhibit 4.4

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED.

Void after

September 25, 2014

ZAG.COM INC.

WARRANT TO PURCHASE SHARES

This Warrant is issued to Greenridge Capital LLC by Zag.com Inc., a Delaware corporation (the “Company”), pursuant to the terms of that certain Settlement and Release Agreement (“Release”) dated as of September 25, 2007.

1.             Purchase of Shares. Subject to the terms and conditions hereinafter set forth, the holder of this Warrant is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the holder hereof in writing), to purchase from the Company up to Forty-Eight Thousand Three Hundred Thirty-Three (48,333) fully paid and nonassessable Shares.

2.             Definitions.

(a)           Exercise Price. The exercise price for the Shares shall be $1.02 per share.

(b)           Exercise Period. This Warrant shall be exercisable, in whole or in part, during the term commencing on the date hereof and ending on the expiration of this Warrant pursuant to Section 13 hereof.

(c)           The Shares. The term “Shares” shall mean shares of the Company’s new Series B Preferred Stock.

3.             Method of Exercise. While this Warrant remains outstanding and exercisable in accordance with Section 2 above, the holder may exercise, in whole or in part, the purchase rights evidenced hereby in either of the methods described below.

(a)           In a cash exercise:

(i)    the surrender of the Warrant (or an affidavit of lost warrant certificate), together with a notice of exercise to the Secretary of the Company at its principal offices; and

(ii)   the payment to the Company of an amount equal to the aggregate Exercise Price for the number of Shares being purchased.

(b)           In lieu of exercising this Warrant for cash, the holder of the Warrant may elect to receive shares equal to the value of this Warrant (or the portion thereof being exercised) by surrender of this Warrant at the principal office of the Company together with notice of such election (a “Net Exercise”).  The Company shall issue to such Holder a number of Shares computed using the following formula:

X=           Y * (A - B) / A

Where

X =          The number of Shares to be issued to the Holder.

Y =          The number of Shares purchasable under this Warrant or, if only a portion of the Warrant is being exercised, the number of the Shares being exercised (at the date of such calculation).

A =          The fair market value of one (1) Share (at the date of such calculation).

B =          The Exercise Price (as adjusted to the date of such calculations).

For purposes of this Section, the fair market value of a Share shall mean the average of the closing bid and asked prices of Shares quoted in the over-the-counter market in which the Shares are traded or the closing price quoted on any exchange on which the Shares are listed, whichever is applicable, as published in the Western Edition of The Wall Street Journal for the ten (10) trading days prior to the date of determination of fair market value (or such shorter period of time during which such stock was traded over-the-counter or on such exchange).  If the Shares are not traded on the over-the-counter market or on an exchange, the fair market value shall be the price per Share that the Company could obtain from a willing buyer for Shares sold by the Company from authorized but unissued Shares, as such price shall be determined in good faith by the Company’s Board of Directors.

4.             Certificates for Shares.  Upon the exercise of the purchase rights evidenced by this Warrant and the execution by the Holder of the applicable investment documents with respect to stockholder rights and obligations, one or more certificates for the number of Shares so purchased shall be issued to the holder of the Warrant as soon as practicable thereafter, and in any event within thirty (30) days of the delivery of the subscription notice.  In case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor shall be issued as soon as practicable thereafter, and in any event within thirty (30) days of the delivery of the subscription notice and the payment in full of the applicable exercise price as described in Section 3 above, calling in the aggregate on the face or faces thereof for the number of Shares equal to the number of such Shares called for on the face of this Warrant minus the number of Shares purchased by the holder upon all exercises made in accordance with Section 3 above; provided however, that partial exercises shall be subject to a minimum exercise condition equal to the lesser of 5,000 Shares (as adjusted for stock splits and similar transactions) or all of the shares subject to Warrant.

5.             Issuance of Shares. The Company covenants that the Shares, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issuance thereof, except (1) as required under applicable law or (2) as the holder of this Warrant may otherwise agree to in writing with the Company.

6.             Adjustment of Exercise Price and Number of Shares. The number of and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

(a)           Subdivisions, Combinations and Other Issuances. If the Company shall at any time prior to the expiration of this Warrant subdivide the Shares, by split-up or otherwise, or combine its Shares, or issue additional shares of its Shares as a dividend, the number of Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination.  Appropriate adjustments shall also be made to the purchase price payable per share, but the aggregate purchase price payable for the total number of Shares purchasable under this Warrant (as adjusted) shall remain the same.  Any adjustment under this Section 6(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

(b)           Reclassification, Reorganization and Consolidation. In case of any  reclassification, capital reorganization, or change in the capital stock of the Company (other than as a result of a subdivision, combination, or stock dividend provided for in Section 6(a) above), then the Company shall make appropriate provision so that the holder of this Warrant shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, or change by a holder of the same number of Shares as were purchasable by the holder of this Warrant immediately prior to such reclassification, reorganization, or change.  In any such case appropriate provisions shall be made with respect to the rights and interest of the holder of this Warrant so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the purchase price per share payable hereunder, provided the aggregate purchase price shall remain the same.

(c)           Notice of Adjustment.  When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant, or in the Exercise Price, the Company shall promptly notify the holder of such event and of the number of Shares or other securities or property thereafter purchasable upon exercise of this Warrant.

7.             No Fractional Shares or Scrip.  No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the Exercise Price then in effect.

8.             Representations and Covenants of the Company.

(a)           The Company represents that all corporate actions on the part of the Company, its officers, directors and stockholders necessary for the sale and issuance of this Warrant have been taken.

(b)           In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters or a stock dividend) or other distribution, the Company shall mail to the holder, at least ten (10) Business Days prior to such record date, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

(c)           The Company further covenants and agrees that the Company will at all times during the Exercise Period have authorized and reserved, free from preemptive rights, a sufficient number of Shares to provide for the exercise of the rights represented by this Warrant.  If at any time during the Exercise Period the number of authorized but unissued Shares shall not be sufficient to permit exercise of this Warrant, the Company will use reasonable best efforts to take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of shares to such number as shall be sufficient for such purposes.

(d)           Except and to the extent waived or consented to by the holder, or as otherwise permitted under the terms hereof, the Company will not avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be reasonably necessary or appropriate in order to protect the exercise rights of the holder against substantial impairment.

9.             Representations by the Holder.  The Holder represents to the Company as follows:

(a)           This Warrant and the Shares issuable upon exercise thereof are being acquired for its own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the “Act”).  Upon exercise of this Warrant, the Holder shall, if so requested by the Company, confirm in writing, in a form satisfactory to the Company, that the securities issuable upon exercise of this Warrant are being acquired for investment and not with a view toward distribution or resale.

(b)           The Holder understands that the Warrant and the Shares have not been registered under the Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Act pursuant to Section 4(2) thereof, and that they must be held by the Holder indefinitely, and that the Holder must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Act or is exempted from such registration.  The Holder further understands that the Warrant and the Shares have not been qualified under the California Securities Law of 1968 (the “California Law”) by reason of their issuance in a transaction exempt from the qualification requirements of the California Law pursuant to Section 25102(f) thereof, which exemption depends upon, among other things, the bona fide nature of the Holder’s investment intent expressed above.

(c)           The Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of this Warrant and the Shares purchasable pursuant to the terms of this Warrant and of protecting its interests in connection therewith.

(d)           The Holder is able to bear the economic risk of the purchase of the Shares pursuant to the terms of this Warrant and a complete loss of its investment therein.

(e)           The Holder is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Act.

10.          Restrictive Legend.

The Shares (Unless registered under the Act) shall be stamped or imprinted with a legend in substantially the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.  COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS PURSUANT TO AN AGREEMENT BETWEEN THE HOLDER AND THE COMPANY, WHICH AGREEMENT WILL BE MADE AVAILABLE UPON REQUEST TO THE COMPANY.

11.          Warrants Transferable.  Subject to compliance with the terms and conditions of this Section 11 and that certain Right of First Refusal Agreement by and between the Company and certain of its investors, if applicable, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the holder hereof (except for transfer taxes), upon surrender of this Warrant properly endorsed or accompanied by written instructions of transfer, provided that any transferee shall first agree in writing to be bound by all the terms hereof to the same extent as if a signatory hereto.  With respect to any offer, sale or other disposition of this Warrant or any Shares acquired pursuant to the exercise of this Warrant prior to registration of such Warrant or Shares, the holder hereof agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such holder’s counsel, or other evidence, if requested by the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Act as then in effect or any federal or state securities law then in effect) of this Warrant or the Shares and indicating whether or not under the Act certificates for this Warrant or the Shares to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to ensure compliance with such law.  Upon receiving such written notice and reasonably satisfactory opinion or other evidence, if so requested, the Company, as promptly as practicable, shall notify such holder that such holder may sell or otherwise dispose of this Warrant or such Shares, all in accordance with the terms of the notice delivered to the Company.  If a determination has been made pursuant to this Section 11 that the opinion of counsel for the holder or other evidence is not reasonably satisfactory to the Company, the Company shall so notify the holder promptly with details thereof after such determination has been made.  Each certificate representing this Warrant or the Shares transferred in accordance with this Section 11 shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with such laws, unless in the aforesaid opinion of counsel for the holder, such legend is not required in order to ensure compliance with such laws.  The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

12.          Rights of Stockholders.  No holder of this Warrant shall be entitled, as a Warrant holder, to vote or receive dividends or be deemed the holder of the Shares or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification  of stock, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

13.          Expiration of Warrant; Notice of Certain Events Terminating This Warrant.

(a)           This Warrant shall expire and shall no longer be exercisable upon the earliest to occur of:

(i)        5:00 p.m., California local time, on September 25, 2014; or

(b)           Any Change of Control.  “Change of Control” for purposes of this Section 13 shall mean (1) any consolidation or merger involving the Company pursuant to which the Company’s stockholders immediately prior to such consolidation or merger own, immediately after such consolidation or merger, less than 50% of the voting securities of the surviving entity, (ii) any transaction or series of related transactions in which 50% or more of the Company’s voting power is transferred to persons other than the Company’s stockholders immediately prior to such transaction or series of transactions (excluding sales of equity securities primarily for capital raising purposes), or (iii) the sale of all or substantially all of the assets of the Company.

(c)           The Company shall provide at least ten (10) Business Days prior written notice of any event set forth in Section 13(a)(i) and (ii).

14.          Notices.  All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier, (a) five (5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid or (d) one business day after the business day of facsimile transmission, if delivered by facsimile transmission with copy by first class mail, postage prepaid, and shall be addressed (i) if to the Holder, at the Holder’s address at 14 Greenridge Drive, Chappaqua, New York 10514, and (ii) if to the Company, at the address of its principal corporate offices (attention: President), with a copy to Troy Foster, Wilson Sonsini Goodrich & Rosati, P.C., 650 Page Mill Road, Palo Alto, California 94304 or at such other address as a party may designate by ten days advance written notice to the other party pursuant to the provisions above.

15.          “Market Stand-Off” Agreement.  Holder hereby agrees that, during the period of duration specified by the Company and an underwriter of common stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except common stock included in such registration; provided, however, that:

(a)           all then-current officers and directors of the Company enter into similar agreements;

(b)           the Company obtains from persons who hold five percent (5%) or greater of the Company’s outstanding capital stock, a lock-up agreement similar to that set forth in this Section 15; and

(c)           such market stand-off time period shall not exceed one hundred eighty (180) days for the Company’s initial public offering, and ninety (90) days for any subsequent public offerings.

Holder agrees to provide to the other underwriters of any public offering such further agreements as such underwriter may reasonably request in connection with this market stand-off agreement, provided that the terms of such agreements are substantially consistent with the provisions of this Section 15.  In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

Notwithstanding the foregoing, the obligations described in this Section 15 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to an SEC Rule 145 transaction.

16.          Governing Law.  This Warrant and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions of the State of Delaware or of any other state.

17.          Survival of Rights and Obligations.  Unless otherwise provided herein, the rights and obligations of the Company, of the holder of this Warrant and of the holder of the Shares issued upon exercise of this Warrant, shall survive the exercise of this Warrant.

18.          Severability.  If any provision of this Warrant is held to be unenforceable under applicable law, such provision shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

19.          Amendments and Waivers; Resolutions of Dispute.  The resolution of any controversy or claim arising out of or relating to this Warrant and the provision of notice shall be conducted pursuant to the terms of the Release.  Any term of this Warrant may be amended or terminated and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Holder.  No waivers of or exceptions to any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.  Any waiver or amendment effected in accordance with this Section 19 shall be binding upon each holder of a Warrant at the time outstanding, each future holder of all such Warrants, and the Company.

Issued this 24th day of September 2007.

ZAG.COM INC.

/s/ Scott Painter
Scott Painter
Chief Executive Officer

EXHIBIT A

NOTICE OF EXERCISE

TO:                           ZAG.COM INC.

Attention: President

1.                                      The undersigned hereby elects to purchase                            Shares of                          for an Exercise Price of                          pursuant to the terms of the attached Warrant.

2.                                      Method of Exercise (Please initial the applicable blank):

☐ The undersigned elects to exercise the attached Warrant by means of a cash payment, and tenders herewith payment in full for the purchase price of the shares being purchased, together with all applicable transfer taxes, if any.

☐ The undersigned elects to exercise the attached Warrant by means of the net exercise provisions of Section 3(b) of the Warrant.

Please issue a certificate or certificates representing said Shares in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

3.             The undersigned hereby represents and warrants that the aforesaid Shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale, in connection with the distribution thereof, and that the undersigned has no present intention of distributing or reselling such shares and all representations and warranties of the undersigned set forth in Section 9 of the attached Warrant (including Section 9 (e) thereof) are true and correct as of the date hereof.

(Signature)

(Name)

(Date)	(Title)

EXHIBIT B

FORM OF TRANSFER

(To be signed only upon transfer of Warrant)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                                                                                              the right represented by the attached Warrant to purchase                                  shares of                                            of ZAG.COM INC. to which the attached Warrant relates, and appoints                      Attorney to transfer such right on                    the books of              , with full power of substitution in the premises.

Dated:

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

Address:

Signed in the presence of:

WARRANT TRANSFER AGREEMENT

THIS WARRANT TRANSFER AGREEMENT (this “Agreement”) is made and entered into effective as of October 29th, 2010 (the “Effective Date”), by and between Greenridge Capital LLC (the “Transferor”) and Jonathan Heine (the “Transferee”).

WHEREAS, the Transferor has informed Zag.com Inc., a Delaware corporation (the “Company”), that the Transferor wishes to transfer record ownership of a stock purchase warrant (the “Warrant”) to purchase up to 48,333 shares of the Company’s Series 13 Preferred Stock (the “Securities”) to Transferee.

NOW TIIEREPORE, the parties agree as follows:

1.             Assignment by Transferor. The Transferor hereby assigns and transfers to the Transferee the Warrant.

2.             Investment Representations. Transferee represents to the Transferor and to the Company the following:

(a)           Transferee is acquiring these Securities for its own account for investment purposes only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

(b)           In consideration of the Company permitting the transfer of the Securities, the Transferee hereby agrees to be bound by and comply with all of the provisions and obligations applicable to the Transferor contained in the Warrant, including but not limited to Section 15 of the Warrant concerning the Lock Up Agreement, and to execute any further documentation necessary to carry out the intent hereof.

(c)           The Transferee is aware of the Company’s business affairs and financial condition, and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities.

(d)           Transferee understands that the Securities have not been registered under the Securities Act and that the contemplated transfer of the Securities is being effected in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of his investment intent as expressed herein.  In this connection, Transferee understands that, in the view of the Securities and Exchange Commission (the “SEC”), the statutory basis for such exemption may be unavailable if Transferee’s representation was predicated solely upon a present intention to hold the Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future.

(e)           Transferee further understands that the Securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is otherwise available.  Moreover, Transferee understands that the Company is under no obligation to register the Securities.  In addition, Transferee understands that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is nut required in the opinion of counsel for the Company.